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                                                                    EXHIBIT 4.11

                     FORM OF CAPITAL STOCK PURCHASE WARRANT
                 TO SUBSCRIBE FOR AND PURCHASE CAPITAL STOCK OF
                           BALANCED CARE CORPORATION


        THIS CERTIFIES that, for value received, ______________________ ______________________________________ (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Balanced Care Corporation, a Delaware corporation (hereinafter called the "Company"), at the Warrant Purchase Price as defined in Section 3, up to that number of fully paid and non-assessable shares of the Company's Capital Stock as set forth in Section 2.

        1. Definitions. As used herein the following terms shall have the following meanings:

        "Act" means the Securities Act of 1933 as amended, or a similar Federal statute and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

        "Capital Stock" means each and every class or series of authorized capital stock and Convertible Securities of the Company, including but not limited to common stock, preferred stock or any form of convertible capital stock, regardless of voting, dividend and liquidation rights and regardless of any other powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions.

        "Common Stock" means all stock of any class or classes (however designated) of the Company, authorized upon the date hereof or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

        "Convertible Securities" means any evidences of indebtedness, shares (other than shares of Capital Stock) or other securities convertible into or exchangeable for Capital Stock.

        "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Capital Stock or Convertible Securities.

        "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time shall be
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entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 8.2 hereof or otherwise.

        "Person" means, without limitation, an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof or any other entity.

        "Shares" means the shares of the Company's Capital Stock as set forth in
Section 2 issued or issuable to the Holder upon the exercise of this Warrant and any other shares of capital stock of the Company issued with respect to such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events); provided, however, that any shares previously sold by the Holder to the public pursuant to a registered public offering or Rule 144 under the Act shall cease to be within the definition of "Shares" as used herein.

        "Term" shall have the same meaning ascribed to such term under that certain Facility Lease Agreement of even date by and among ________________ and the Holder.

        2. The Shares Subject to this Warrant. This Warrant shall be exercisable
for up to                                       (      ) shares of Common Stock,
as the same may be adjusted pursuant to the terms of this Warrant. The Company certifies that the only Capital Stock or Options outstanding on the date hereof are as set forth in Exhibit A attached hereto and that there are no other contractual arrangements with any of the Company's stockholders or holders of Options other than as set forth on Exhibit A attached hereto.

        3. The Warrant Purchase Price. The aggregate purchase price for all of
the Shares shall be           Dollars ($     ) (the "Warrant Purchase Price").

        4. Term. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time and from time to time commencing
on the date hereof and                                     .

        5. Method of Exercise, Payment and Issuance. Subject to Section 4 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by (a) the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached hereto as Exhibit B) at the principal office of the Company and by the payment to the Company, by check or wire transfer, in an amount equal to the Warrant Purchase Price multiplied by the percentage which the number of

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Shares then being purchased bears to the total number of Shares subject to this
Warrant, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit B-1) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or wire transfer or from the proceeds received from the sale of Shares to be sold by the Holder in such public offering of an amount equal to the then applicable Warrant Purchase Price multiplied by the percentage which the number of Shares then being purchased bears to the total number of Shares subject to this Warrant. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, and in any event within thirty (30) days of receipt of such Notice, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased, and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty (30) day period. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

        6. Shares to be Issued; Reservation of Shares. The Company covenants that all Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance, be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Capital Stock to provide for the exercise of the rights represented by this Warrant. The Company represents to the Holder that all parties whose consent is necessary for the issuance of this Warrant and the Shares issuable upon exercise of this Warrant have so consented and that all parties having any rights of first offer, first refusal or preemption have waived any such rights.

        7. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Capital Stock, as determined in good faith by the Company's Board of Directors.

        8. Adjustments of Number of Shares.

          8.1 Adjustments for Stock Splits, Etc. If the Company shall at any time after the date hereof subdivide its outstanding Common Stock or Other Securities, by split-up or otherwise, or


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combine its outstanding Common Stock or Other Securities, or issue additional shares of its Capital Stock in payment of a stock dividend in respect of its Common Stock or Other Securities, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of combination, but the Warrant Purchase Price then applicable to Shares covered by the unexercised portion of this Warrant shall not be changed. The issuance of Capital Stock as a dividend or other payment on shares of the Company's Series A or Series B Preferred Stock or as a dividend in lieu of a preferred cash dividend or interest payment on any class of Capital Stock or Other Security shall not result in an increase in the number of shares issuable upon exercise of this Warrant.

        8.2. Adjustment for Reclassification, Reorganization, Etc. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock or Other Securities (other than as a result of a subdivision, combination or stock dividend), or in the case of any consolidation of the Company with, or merger of the Company into, another Person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock or Other Securities of the Company), or in case of any sale or conveyance to one or more Persons of the property of the Company as an entirely or substantially as an entity at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Warrant, so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock or Other Securities of the Company as to which this Warrant was exercisable immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof.

        8.3 Certificate of Adjustment. Whenever the number of shares issuable hereunder is adjusted, as herein provided, the
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Company shall promptly deliver to the registered Holder of this Warrant a certificate of the Treasurer of the Company, which certificate shall state (i) the number of shares of Common Stock (or Other Securities) issuable hereunder after such adjustment, (ii) the facts requiring such adjustment, and (iii) the method of calculation for such adjustment and increase or decrease.

        9. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Capital Stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Capital Stock on the exercise of the Warrant from time to time, and (c) will not transfer all or substantially all of its properties and assets to any other Person (corporate or otherwise), or consolidate with or merge into any other Person or permit any such Person to consolidate with or merge into the Company (if the Company is not the surviving Person), unless such other Person shall expressly assume in writing and agree to be bound by all the terms of this Warrant.

        10. Right of First Refusal. Meditrust Mortgage Investments, Inc. has certain rights of first refusal pursuant to the terms and conditions of Section 6 of that certain Series B Stock Purchase Agreement dated as of September 20, 1996, as amended, among the Company and the Investors (as defined in such agreement).

        11. Notices of Record Date Etc. In the event of:

                (a) any taking by the Company of a record of the holders of any Capital Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of Capital Stock or any other securities or property, or to receive any other right; or

                (b) any capital reorganization of the Company, any reclassification or recapitalization of the Capital Stock or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person; or

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                (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                (d) any proposed issue or grant by the Company of any shares of Capital Stock, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities of the Company (other than (i) the issue of Common Stock (or Other Securities) on the exercise of this Warrant, (ii) stock options to purchase shares of Common Stock which may be granted to employees of the Company or the issuance of such shares pursuant to the exercise of such options, and (iii) any shares issued in transactions to which Sections 8.1 or 8.2 of this Warrant applies);

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock of any class or other securities of the Company, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

        12. Registration. The Holder has certain registration rights with respect to the Shares pursuant to the terms and conditions of that certain Registration Rights Agreement dated as of September 20, 1996, as amended, among the Company and its security holders.

        13. Intentionally Deleted.

        14. Intentionally Deleted.

        15. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to exercise of this Warrant and the payment for the shares of Capital Stock so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are distributed to holders of the Capital Stock of the Company concurrently with the distribution thereof to the stockholders. Upon valid exercise of this Warrant

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and payment for the shares of Capital Stock so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a stockholder of the Company.

        16. Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

        17. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, if to the Holder, at its address shown on the books of the Company and if to the Company, at the address indicated therefor on the signature page of this Warrant.

        18. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and of an indemnity or security reasonable satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

        19. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. This Warrant is fully transferable and the Company may treat the registered Holder of this Warrant as such Holder appears on the Company's books at any time as the Holder for all purposes.

        20. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

        21. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.


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        IN WITNESS WHEREOF, Balanced Care Corporation has caused this Warrant to be executed under seal by its officer thereunto duly authorized.

DATED:
       ---------------------


                                        BALANCED CARE CORPORATION
CORPORATE
  SEAL
                                        By: /s/ Brian L. Barth
                                           ----------------------------
                                           Name:  BRIAN L. BARTH
                                           Title: VICE PRESIDENT
ATTEST:

/s/ Robin L. Barber
-----------------------
Name:  Robin Barber
Title: Asst. Secretary



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SCHEDULE TO EXHIBIT 4.11 PURSUANT TO INSTRUCTION 2 TO ITEM 601(a) OF
REGULATION S-K

                             CAPITAL STOCK WARRANT

Holder             Transaction      Shares     Date/Term    Purchase Price
------             -----------      ------     ---------    --------------
Hawthorn            Series B         50,000    8/30/96;       $2.50/share
Health                                         10 years
Properties, Inc.

Meditrust           Series B          1,387    8/30/96;       $2.50/share
Mortgage                                       10 years
Investments,
Inc.

John Brennan        Series B        184,000    8/30/96;       $2.25/share
                                               10 years

Meditrust           Series B          5,103    8/30/96;       $2.25/share
Mortgage                                       10 years
Investments, Inc.
